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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of International Speedway Corporation on Form S-4 of our report on Penske Motorsports, Inc., dated February 1, 1999, appearing in the Annual Report on Form 10-K of Penske Motorsports, Inc. for the year ended December 31, 1998, and to the references to us under the headings "Experts" and "Penske Motorsports Selected Historical Financial Data" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

Detroit, Michigan

June 18, 1999